UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2023

STARWOOD REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56046	82-2023409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2340 Collins Avenue

Miami Beach, FL 33139

(Address of principal executive offices, including zip code)

(305) 695-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2023, the board of directors (the “Board”) of Starwood Real Estate Income Trust, Inc. (the “Company”) appointed Sean Harris, the Company’s President since January 2021, to serve as Chief Executive Officer and as a director of the Company, effective immediately. Mr. Harris will take over as Chief Executive Officer from John P. McCarthy, Jr., who has served in such role since the Company’s inception in November of 2017. Mr. McCarthy will remain a director of the Company and the Board appointed him to the role of Vice Chairman of the Board on May 9, 2023, where the Company can continue to benefit from his experience and leadership. Mr. Harris will replace Christopher D. Graham on the Board and will continue to serve as the Company’s President. Mr. Graham will no longer serve as a director of the Company or as the Company’s Chief Investment Officer.

The appointments of Messrs. McCarthy and Harris were not made pursuant to any arrangement or understanding between them and any other person. Each of Messrs. McCarthy and Harris previously entered into an indemnification agreement with the Company, which remains in effect. Biographical information with respect to Messrs. Harris and McCarthy is set forth below:

Sean Harris, age 39, has served as the Company’s Chief Executive Officer and as a member of the Board since May 2023 and as President since January 2021. Previously, Mr. Harris served as the Company’s Senior Vice President of Acquisitions from October 2017 to January 2021. In addition, Mr. Harris has served as a member of the Investment Committee of Starwood REIT Advisors, L.L.C., the Company’s external advisor (the “Advisor”), since March 2022. Mr. Harris serves as a Managing Director of Starwood Capital. Mr. Harris served as an Acquisitions Associate and Assistant to Mr. Sternlicht, the Chairman and CEO of Starwood Capital, from August 2016 to September 2017. Prior to joining Starwood Capital in 2016, Mr. Harris served as a Director of Acquisitions and Investment Management at Monday Properties since December 2012, where he co-led acquisitions, investment management, and capital markets. Before joining Monday Properties as an Associate in July 2010, Mr. Harris was employed by Ernst & Young in the Transaction Real Estate group. Mr. Harris received B.S. degrees in finance and accounting from East Carolina University and a MAcc from the Max M. Fisher College of Business at The Ohio State University. Mr. Harris provides the Board with extensive investment management experience.

John P. McCarthy, Jr., age 61, has served as the Company’s Vice Chairman since May 2023 and as a member of the Board since November 2017. Mr. McCarthy previously served as the Company’s Chief Executive Officer since its formation in June 2017 until May 2023 and as the Company’s President from June 2017 until January 2021. In addition, Mr. McCarthy has served on the Advisor’s Investment Committee since November 2017. Mr. McCarthy has served as Managing Director of Starwood Capital since July 2015, where he was responsible for managing and expanding relationships with Starwood Capital’s investors around the world. Mr. McCarthy previously served as Global Head of Asset Management for Starwood Capital from March 2009 to May 2012, during which time he also served on Starwood Capital’s Investment Committee. Prior to rejoining Starwood Capital, Mr. McCarthy served as Deputy Head of Europe for the Abu Dhabi Investment Authority (“ADIA”) from June 2012 to May 2015. During this time, Mr. McCarthy served on ADIA’s Executive and Global Strategy committees. Prior to this, Mr. McCarthy served as Global Co-Head of Asset Management for Lehman Brothers Real Estate Private Equity from June 2005 to February 2009 and was a Partner at O’Connor Capital Partners (“O’Connor”) and the Co-Head of the Europe Business. Prior to joining O’Connor, Mr. McCarthy worked for GE Capital where he held a variety of positions, including managing the firm’s real estate investing activities across Central Europe. Mr. McCarthy has previously served on several boards throughout his career, including ERE, a Paris, France based developer of European Shopping Malls, Deutsche Annington, a listed German based residential rental platform encompassing more than 180,000 units and McCarthy & Stone, formerly the UK’s largest developer of homes for seniors. Mr. McCarthy received a B.S. in Finance from the University of Connecticut, and an M.B.A. from Fordham University. Mr. McCarthy provides the Board with extensive investment management experience, particularly related to international markets and operating platforms.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD REAL ESTATE INCOME TRUST, INC.

Date: May 9, 2023	By:	/s/ Matthew Guttin
Matthew Guttin
Chief Compliance Officer and Secretary